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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): August 8, 2000



                               PRO NET LINK CORP.
             (Exact name of registrant as specified in its charter)



           Nevada                                          88-0333454
(State or other jurisdiction                           (I.R.S. Employer
     of incorporation or                              Identification No.)
       organization)


                                   000-26541
                            (Commission File Number)


645 Fifth Avenue, Suite 303, New York, NY                              10022
(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code (212)688-8838

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Item 5.  Other Events

SENIOR MANAGEMENT AND BOARD APPOINTMENTS

         On August 8, 2000, the Company appointed John A. Bohn as the Chairman of the Board of Directors of the Company (the "Board") and President and the Chief Executive Officer of the Company, and Karen Morgan as its Senior Executive Vice President and Chief Operating Officer, and as a member of the Board. The Company's current Chairman, Glenn Zagoren, will assume the duties of Co-Chairman of the Board and Executive Vice President of the Company. In that capacity he will focus his attention and energy on accelerating the development of the Company's PNLTV.com broadcast unit. Jean Pierre Collardeau, the founder of ProNetLink, will remain a member of the Board and as Treasurer and Secretary of the Company, and will assume the duties of Executive Vice President for Strategic Planning.

         Additionally, David Blumberg, a financial consultant to the Company, has been appointed to the Board, and David Walker, who has served as the Company's Chief Operating Officer, will be assuming the duties of Chief Information Officer.

         Mr. Bohn has served as the President and Chairman of Export Import Bank of the United States and as CEO of Moody's Investment Service. He was formerly Executive Chairman and co-founder of CheMatch.com and is presently Chairman of the Center for International Private Enterprise, a director of the United States Chamber of Commerce, and is a principal and board member of GlobalNet Venture Partners, Inc., a consulting and investment firm which provides management, market focus and capital to start-up enterprises and other companies in the Internet industry.

         Ms. Morgan is co-founder of CheMatch.com, the first business-to-business Internet-based chemical exchange. Ms. Morgan is also the founder of T3 Technologies, and PetroChemNet, one of the first Internet-based professional business communities in the chemicals market. In June 1999, PetroChemNet Holdings, Inc. acquired CheMatch.com. Ms. Morgan also is a principal and board member of GlobalNet Venture Partners, Inc.

         Mr. Blumberg was one of the first employees of Wit Capital, Inc., where he served as Senior Vice President and Managing Director. Mr. Blumberg also has served as the President of Blumberg Associates, Inc., as Senior Vice President of Merrill Lynch Interfunding Inc., and as Managing Director of Merrill Lynch and Co., Inc.

AGREEMENTS WITH NEW EXECUTIVES AND BOARD MEMBERS

         The responsibilities of, and compensation due to, the Officers are set forth in two agreements: (i) an Agreement dated as of August 8, 2000 (the "Agreement"), between and among the Company, Mr. Bohn, Ms. Morgan and GlobalNet Venture Partners,


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Inc., a Delaware corporation of which John Bohn and Morgan are the principal shareholders (the "Officers' Co."), and (ii) an Option Agreement between the Company and the Officers' Co. dated as of August 8, 2000 (the "Officer's Co. Option Agreement").

         The Agreement provides that John A. Bohn will serve as President and Chief Executive Officer of the Company, and Karen Morgan will serve as Chief Operating Officer and Senior Executive Vice President of the Company. The Agreement has a two year term. Both the Officers and the Officers' Co. are required to use their reasonable best efforts to secure cash or equity investments in the Company of at least $10 million (or such other transaction as the Board shall deem to be in the best interests of the Company) (a "Viable Financing"). In addition, the Officers and the Officers' Co. are to provide executive, management and advisory services with respect to shareholder value enhancement, strategic planning, corporate finance, shareholder relations and other matters regarding the Company.

         Subject to the terms and conditions set forth in the Agreement and the Officers' Co. Option Agreement, the Officers' Co. is eligible to receive: (a) a start up fee of $400,000 (payable upon consummation of a Viable Financing); (b) base cash consideration of $500,000 per year; (c) additional cash consideration based upon the performance by the Officers and the Officers' Co., the payment of which shall be determined at the discretion of the Board; (d) a financing fee equal to between 0% and 5% of the amount of a Viable Financing (depending on when the Officers shall secure such Viable Financing); (e) options to purchase 15% of the currently outstanding shares of Company Stock (the "Option Shares") (on a fully-diluted basis, assuming all of the three million shares currently subject to the Company's Option Plan are shares outstanding); and (f) periodic payments, in a combination of cash and shares of Company Stock, equal to 75% of the Company's newly established incentive pool (the "Incentive Pool").

         The Incentive Pool represents 10% of the periodic increase, if any, of the aggregate value of the shares of the Company Stock outstanding as of the date of the execution of the Agreement (as adjusted for stock splits, stock dividends and the like).

         The options have an exercise price (the "Exercise Price") equal to the lesser of (a) the closing price of the Company Stock on the date preceding the execution of the Agreement and (b) the


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sixty day trailing average of the closing price of the Company Stock on the date preceding the execution of the Agreement. The options vest at the following rate: 15% of the Option Shares vest upon the date hereof; 35% of the Option Shares vest during the first nine months thereafter; and the remaining 50% of the Option Shares vest during the second year of the term of the Agreement.

COLLARDEAU CONVERTIBLE NOTE

         Jean Pierre Collardeau has agreed to provide interim financing to the Company to facilitate its growth over the coming months. Mr. Collardeau has loaned the Company $1 million in exchange for a Convertible Note, dated as of August 8, 2000 and maturing August 8, 2001 (the "Note"). The Note bears interest at the rate of 12% per year, compounded quarterly; any payments of interest and principal due thereunder are convertible into shares of Company Stock at a conversion ratio 50% higher than the Exercise Price.


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REGISTRATION RIGHTS AGREEMENT

         In a Registration Rights Agreement between and among the Company, the Officers' Co., Mr. Collardeau, Commerce Consulting, LLC, a Delaware limited liability company ("CCL"), Mr. Zagoren and Francis Vincent, an existing shareholder of the Company and member of the Board, dated as of August 8, 2000, the Company has agreed to grant such parties certain rights to request the registration (or participate in other registrations of the Company) with the Securities and Exchange Commission of certain shares of the Company Stock currently held or subsequently acquired by such parties. With the exception of shares of Company Stock underlying Mr. Collardeau's Note, any rights to request registration thereunder may only be exercised upon the later of: (i) a year from the date hereof; or (ii) the date of the consummation of a Viable Financing.


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SHAREHOLDER AND VOTING AGREEMENT

         In a Shareholder and Voting Agreement between and among the Company, the Officers' Co., Mr. Collardeau, CCL, Mr. Zagoren and Mr. Vincent, dated as of August 8, 2000, the parties agreed to vote all shares of the Common Stock of the Company held by each them so as to elect all of the individuals nominated by Mr. Collardeau to the Board and, during the term of the Agreement (depending on the number of shares of the Company's Stock then held by the Officers' Co.) one or two individuals nominated by the Officers' Co.

AMENDED STOCK OPTION PLAN

         On August 8, 2000 the Board adopted an Amendment to its Stock Option Plan, attached hereto as Exhibit 10.6, which increases the number of shares of Common Stock subject to grant under the Plan from 3,000,000 to 17,500,000, and implements certain other amendments set forth therein. Of the 14,500,000 shares added to the Plan, 12,500,000 were added in order to provide for the issuance of stock options to existing and future management, and 2,000,000 were added in order to cover options that were already issued to Mr. Zagoren in prior financial years (and disclosed in previous SEC filings of the Company).


Item 7.   Exhibits

         (C) EXHIBITS


        10.1 Agreement, dated as of August 8, 2000, by and among Pro Net Link Corp., a Nevada corporation, GlobalNet Venture Partners, Inc., a Delaware corporation, John A. Bohn and Karen Morgan.


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         10.2     Option Agreement, dated as of August 8, 2000, by and between
                  Pro Net Link Corp., a Nevada corporation, and GlobalNet Venture Partners, Inc., a Delaware corporation.

         10.3     12% Convertible Note due August 8, 2001.

         10.4 Registration Rights Agreement, dated as of August 8, 2000, between and among Pro Net Link Corp., a Nevada corporation, GlobalNet Venture Partners, Inc., a Delaware corporation,
                  Jean Pierre Collardeau, Commerce Consulting, LLC, a Delaware limited disability company, Glenn Zagoren and Francis Vincent.

         10.5 Shareholder and Voting Agreement, dated as of August 8, 2000, by and between Pro Net Link Corp., a Nevada corporation, GlobalNet Venture Partners, Inc., a Delaware corporation, Jean Pierre Collardeau, Glenn Zagoren and Francis Vincent.


         10.6     Amendment to Stock Option Plan.



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 8, 2000



                                       PRO NET LINK CORP.
                                       (Registrant)





                                       By:  /s/ Jean Pierre Collardeau
                                            ___________________________________
                                            Name: Jean Pierre Collardeau
                                            Title: President and Secretary



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                                  EXHIBIT INDEX



         10.1 Agreement, dated as of August 8, 2000, by and among Pro Net Link Corp., a Nevada corporation, GlobalNet Venture Partners, Inc., a Delaware corporation, John A. Bohn and Karen Morgan.

         10.2 Option Agreement, dated as of August 8, 2000, by and between Pro Net Link Corp., a Nevada corporation, and GlobalNet Venture Partners, Inc., a Delaware corporation.

         10.3     12% Convertible Note due August 8, 2001.

         10.4 Registration Rights Agreement, dated as of August 8, 2000, between and among Pro Net Link Corp., a Nevada corporation, GlobalNet Venture Partners, Inc., a Delaware corporation,
                  Jean Pierre Collardeau, Commerce Consulting, LLC, a Delaware limited disability company, Glenn Zagoren and Francis Vincent.

         10.5 Shareholder and Voting Agreement, dated as of August 8, 2000, by and between Pro Net Link Corp., a Nevada corporation, GlobalNet Venture Partners, Inc., a Delaware corporation, Jean Pierre Collardeau, Glenn Zagoren, and Francis Vincent.

         10.6     Amendment to Stock Option Plan.



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